EXHIBIT l

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2022, and included in Post-Effective Amendment No. 47 to the Registration Statement (Form N-4, File No. 33-73734) of Transamerica Variable Funds, filed with the Securities and Exchange Commission, and incorporated by reference into the Prospectus Supplement included in this Registration Statement.

We also consent to the use of our report dated February 28, 2022, with respect to the financial statements of each of the subaccounts within Transamerica Variable Funds for the year ended December 31, 2021 and included in Post-Effective Amendment No. 47 to the Registration Statement (Form N-4, File No. 33-73734) of Transamerica Variable Funds, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated February 25, 2022, with respect to the financial statements of each of the subaccounts within Transamerica Asset Allocation Variable Funds, included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021 and incorporated by reference in Post-Effective Amendment No. 47 to the Registration Statement (Form N-4, File No. 33-73734) of Transamerica Variable Funds, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 6, 2022

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the Registration Statement on Form N-4 of Transamerica Variable Funds (No. 33-73734) (the “Registration Statement”) of our report dated April 14, 2022 relating to the statutory-basis financial statements of Transamerica Financial Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 6, 2022